SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  March 29, 2004

MEDICAL CAPITAL MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-45464	88-0473359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3770 Howard Hughes Parkway, Las Vegas, Nevada  89109

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 824-3700

None

(Former name or former address, if change since last report)

Item 5              Other Events.

On March 29, 2004, the Registrant filed Form 10-Qs for the quarterly periods ended March 31, 2003, June 30, 2003 and September 30, 2003 (collectively, the “Form 10-Qs”).  At the time of filing, the Form 10-Qs had not been reviewed by the Registrants independent accountants.  The Registrant’s independent accountants are currently reviewing the Form 10-Qs.  As a result of this review, the Registrant currently expects to file amendments to the Form 10-Qs in order to make certain adjustments to the recognition of revenue related to the sale of receivables to affiliates.  Therefore, undue reliance should not be placed on the financial statements contained within the Form 10-Qs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL CAPITAL MANAGEMENT, INC.

Date: May 12, 2004	By:	/s/ Joseph J. Lampariello
Joseph J. Lampariello,
Chief Operating Officer